EXHIBIT 99.1

ICU Medical, Inc. Reports Second Quarter 2013 Results

SAN CLEMENTE, Calif., July 18, 2013 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced today results for the second quarter ended June 30, 2013.

For the second quarter of 2013, revenue was $78.7 million, compared to $77.3 million in the same period last year. Net income for the second quarter of 2013 was $7.4 million, or $0.48 per diluted share, as compared to net income of $9.1 million, or $0.63 per diluted share, for the second quarter of 2012.

For the six months ended June 30, 2013, revenue was $153.0 million, compared to $152.8 million in the same period last year. Net income for the six months ended June 30, 2013, was $16.1 million, or $1.06 per diluted share, compared to net income of $16.8 million, or $1.16 per diluted share, for the same period last year.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "Our top-line performance during the quarter was highlighted by continued growth in oncology which was offset by a decrease in critical care. International sales were up 4.4%, while domestic sales increased 0.8% year over year."

Revenues by market segment for the six months ended June 30, 2013 and 2012 were as follows:

(dollars in millions)
Market Segment	2013	2012	Change
Infusion Therapy	$ 103.6	$ 102.5	1.1%
Critical Care	$ 25.4	$ 29.4	-13.5%
Oncology	$ 17.5	$ 13.5	29.7%
Other	$ 6.5	$ 7.4	-13.1%
	$ 153.0	$ 152.8	0.1%

The Company ended the second quarter of 2013 with a healthy balance sheet. As of June 30, 2013, cash, cash equivalents and investment securities totaled $244.0 million and working capital was $318.2 million. Additionally, the Company generated operating cash flow of $15.2 million for the second quarter of 2013.

Fiscal Year 2013 Guidance

Due to current business trends in certain market segments the Company is lowering its previously issued revenue and earnings guidance. For the full fiscal year of 2013, it expects to generate revenue in the range of $320 million to $325 million, compared to the previous guidance of $330 million to $337 million. The Company expects its diluted earnings to be in the range of $2.50 to $2.60 per share, compared to the previous guidance of $2.70 to $2.85 per share. The Company expects to generate operating cash flow in the range of $45 million to $50 million.

Conference Call

The Company will be conducting a conference call concerning its second quarter of 2013 results today at 4:30 p.m. EDT (1:30 p.m. PDT).  The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 93315458. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs and monitor continuous cardiac output of critical care patients. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's focus on innovation, operating improvements and market expansion, achievement of improvements in infrastructure and success in pursuing growth strategies, and the statements under the heading ''Fiscal Year 2013 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 170,588	$ 146,900
Investment securities	73,395	79,259
Cash, cash equivalents and investment securities	243,983	226,159
Accounts receivable, net of allowance for doubtful accounts of $1,062 at June 30, 2013 and $998 at December 31, 2012	49,551	49,127
Inventories	36,281	36,333
Prepaid income taxes	5,431	2,320
Prepaid expenses and other current assets	6,384	7,271
Deferred income taxes	4,555	4,293
Total current assets	346,185	325,503

PROPERTY AND EQUIPMENT, net	88,989	85,937
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	9,272	9,952
DEFERRED INCOME TAXES	5,638	5,642
	$ 451,562	$ 428,512
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 11,732	$ 11,308
Accrued liabilities	16,298	17,810
Total current liabilities	28,030	29,118

DEFERRED INCOME TAXES	5,685	5,247
INCOME TAX LIABILITY	3,290	3,290
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized—80,000 shares; Issued 14,855 shares at June 30, 2013 and December 31, 2012, outstanding 14,648 shares June 30, 2013 and 14,458 shares at December 31, 2012	1,486	1,486
Additional paid-in capital	68,048	63,770
Treasury stock, at cost —207 shares at June 30, 2013 and 397 shares at December 31, 2012	(10,537)	(15,128)
Retained earnings	358,210	342,158
Accumulated other comprehensive loss	(2,650)	(1,429)
Total stockholders' equity	414,557	390,857
	$ 451,562	$ 428,512
____________________________________
(1) December 31, 2012 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries Condensed Consolidated Statements of Income (Amounts in thousands, except per share data) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
REVENUES:
Net sales	$ 78,537	$ 77,139	$ 152,710	$ 152,522
Other	124	142	250	270
TOTAL REVENUE	78,661	77,281	152,960	152,792
COST OF GOODS SOLD	40,623	38,199	78,128	78,745
Gross profit	38,038	39,082	74,832	74,047
OPERATING EXPENSES:
Selling, general and administrative	23,182	22,806	46,048	43,696
Research and development	3,906	2,729	5,809	5,422
Total operating expenses	27,088	25,535	51,857	49,118
Income from operations	10,950	13,547	22,975	24,929
OTHER INCOME	212	145	380	280
Income before income taxes	11,162	13,692	23,355	25,209
PROVISION FOR INCOME TAXES	(3,795)	(4,543)	(7,303)	(8,459)
NET INCOME	$ 7,367	$ 9,149	$ 16,052	$ 16,750
NET INCOME PER SHARE
Basic	$ 0.50	$ 0.65	$ 1.10	$ 1.19
Diluted	$ 0.48	$ 0.63	$ 1.06	$ 1.16
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	14,617	14,179	14,562	14,067
Diluted	15,216	14,620	15,147	14,484

ICU Medical, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Amounts in thousands) (unaudited)

	Six months ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 16,052	$ 16,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,589	9,533
Provision for doubtful accounts	40	(152)
Provision for warranty and returns	16	247
Stock compensation	2,822	3,042
Loss (gain) on disposal of property and equipment	(20)	27
Bond premium amortization	1,338	985
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	(623)	(850)
Inventories	(186)	3,707
Prepaid expenses and other assets	649)	821
Accounts payable	208	(608
Accrued liabilities	(1,035)	1,582
Prepaid and deferred income taxes	(2,894)	(3,612)
Net cash provided by operating activities	25,956	31,472
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,781)	(8,222)
Proceeds from sale of asset	20	10
Intangible asset additions	(633)	(620)
Purchases of investment securities	(45,368)	(53,966)
Proceeds from sale of investment securities	49,650	41,062
Net cash used by investing activities	(8,112)	(21,736)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,921	9,333
Proceeds from employee stock purchase plan	1,267	1,081
Tax benefits from exercise of stock options	3,084	2,758
Treasury stock acquired - share awards swap	(1,792)	—
Net cash provided by financing activities	6,480	13,172
Effect of exchange rate changes on cash	(636)	(938)
NET INCREASE IN CASH AND CASH EQUIVALENTS	23,688	21,970
CASH AND CASH EQUIVALENTS, beginning of period	146,900	99,590
CASH AND CASH EQUIVALENTS, end of period	$ 170,588	$ 121,560

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$ 228	$ 77
CONTACT: ICU Medical, Inc.
         Scott Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, LLC
         John F. Mills, Senior Managing Director
         (310) 954-1105